UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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BioCancell Therapeutics Inc.

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BIOCANCELL THERAPEUTICS INC.
NOTICE OF SPECIAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD ON  JANUARY 11 , 201 2

To the Stockholders of BioCancell Therapeutics Inc.:

NOTICE IS HEREBY GIVEN that the Special General Meeting of Stockholders of BioCancell Therapeutics Inc., a Delaware Corporation (the “Company”), will be held at the offices of the Company, Beck Science Center, 3rd Floor, 8 Hartom St, Jerusalem 97775 Israel, on  January 11 , 201 2 , at   11:00 a.m., Jerusalem time (the “Special General Meeting”), for the following purposes:

1.	Approval of the renewal of the employment agreement of Professor Abraham Hochberg as of December 1, 2011;
2.	Approval of grant of options to purchase 300,000 shares of Common Stock of the Company to Professor Abraham Hochberg;
3.	Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the Company's authorized stock capital; and
4.	Approval of a private placement of shares of common stock of the company to Clal Biotechnology Industries Ltd. and other investors.

The close of business on  December 13 , 2011 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special General Meeting. The transfer books of the Company will not be closed for transfer of registered shares of the Company.

All stockholders are cordially invited to attend the Special General Meeting. Please note that you will be asked to present valid picture identification, such as a driver’s license or passport, in order to attend the Special General Meeting. The use of cameras, recording devices and other electronic devices will be prohibited at the Special General Meeting.

Whether or not you expect to attend, you are requested to sign, date and promptly return the enclosed proxy. Voting through a written proxy must take place pursuant to the proxy published by the Company which can be found on the website of the Company at http://www.biocancell.com, the Securities and Exchange Commission at http://www.sec.gov, the Israeli Securities Authority at www.magna.isa.gov.il and of the Tel Aviv Securities Exchange Ltd at http://maya.tase.co.il. The proxy shall only be valid if the following documents have been attached to it and provided that such documents have been delivered to the Company Secretary at the Company’s address no later than 72 hours prior to the date of the vote: (a) if the stockholder is a stockholder registered in the Company’s books - a photocopy of an identity card, passport or document of incorporation has been attached thereto; (b) if the stockholder has any shares credited with a member of the Tel Aviv Stock Exchange, appointed in accordance with the regulations of the Tel Aviv Stock Exchange (“Stock Exchange Member”) and the said share(s) are included among the shares registered in the stockholders’ registry in the name of the Nominees Company (“Unregistered Stockholder”), a proof of ownership and power of attorney, as specified below.

A stockholder who has shares credited via a Stock Exchange Member as of the record date and said shares are included among the registered shares in the name of Mizrahi Tefahot Nominees Company Ltd. (the “Nominees Company”) shall obtain from the Stock Exchange Member with whom his/her shares are credited a proof of ownership as of the record date (as per the Israeli Companies Regulations (Proof of Share Ownership for the Purpose of Voting in a General Meeting) - 2000), and shall require such member to take steps, through the Tel Aviv Stock Exchange Clearing House, to obtain powers of attorney from the Nominees Company in his/her name or in the name of an agent on his/her behalf for the Special General Meeting.

In the power of attorney, the Nominees Company shall authorize the stockholder, or an agent on his/her behalf, to vote at the Special General Meeting at his/her discretion with respect to a number of shares to be specified expressly in the power of attorney. The power of attorney shall specify that the agent shall be entitled to deliver to the Company a power of attorney on his/her behalf authorizing another person to vote on his behalf.

 All stockholders who are interested in participating at the Special General Meeting (whether in person or in writing) must provide the appropriate documentation, as described above, to our corporate secretary at least 72 hours prior to the date of the Meeting.

Stockholders wishing to express their position on an agenda item for this Special General Meeting may do so by submitting a written statement (“position notification”) to the Company’s offices, Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attention: Avraham Hampel, Secretary. The last date for the submission of position notifications pursuant to Section 88 of the Companies Law is  December 23 , 2011 and the last date for the submission of the Board of Directors' response to position notifications is  December 28 , 2011.

 A stockholder may directly request from the Company to receive, at no cost, the text of the Proxy Statement and any position notifications received.

An Unregistered Stockholder is entitled to receive, at no cost, via electronic mail, a link to the text of the proxy and any position notifications, at the distribution website, from the Stock Exchange Member with whom his/her shares are registered, unless the stockholder notified the member that he/she is not interested in receiving such a link or is interested in receiving the proxy the mail in return for payment. Such notification by an Unregistered Stockholder concerning Proxy Statements will be applicable for any position notifications.

One or more stockholders holding five percent or more of the total voting rights in the Company, and a stockholder holding such an amount of the voting rights not held by controlling parties in the Company, as defined in Section 268 of the Israel Companies Law, 1999 (the "Companies Law"), is entitled to view the proxy cards that have arrived at the Company offices during regular business hours in person or through designated representative. The amount of shares totaling five percent of the total voting rights in the Company, not held by controlling parties is:  1,334,252  shares, par value $0.01 each.

Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Special General Meeting of Stockholders. Attendance at the Special General Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attention: Avraham Hampel, Secretary.

By Order of the Board of Directors,

Avraham Hampel, Secretary

Jerusalem, Israel

December 6 , 2011

BIOCANCELL THERAPEUTICS INC.

Beck Science Center
8 Hartom St, Har Hotzvim
Jerusalem 97775 Israel
972-2-548-6555

PROXY STATEMENT

SPECIAL GENERAL MEETING OF STOCKHOLDERS

TO BE HELD ON  JANUARY 11 , 201 2

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BioCancell Therapeutics Inc., a Delaware Corporation (the “Company”), of proxies in the enclosed form for the Special General Meeting of Stockholders to be held at the offices of the Company, Beck Science Center, 3rd Floor, 8 Hartom St, Jerusalem 97775 Israel, on  January 11 , 201 2 , at  11:00 a.m., Jerusalem time (the “Special General Meeting”), and for any adjournment or adjournments thereof, for the purposes set forth in the preceding Notice of Special General Meeting of Stockholders.  The persons named in the enclosed form of proxy will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted as abstaining. Any stockholder giving a proxy has the power to revoke the same at any time prior to the voting thereof by timely filing written notice of such revocation with the Secretary of the Company, by timely submission of a duly executed proxy bearing a later date or by voting in person at the Special General Meeting.  To attend the Special General Meeting and vote in person, please contact Avraham Hampel at avraham.hampel@biocancell.com.  Attendance at the Special General Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attention: Avraham Hampel, Secretary.

The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to stockholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others, to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax and personal interview.

The principal corporate office of the Company is located at Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company’s stockholders is on or about  December 7 , 2011.

This Proxy Statement, together with our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2011, and a form of proxy card, as well as the materials relating to all future meetings of stockholders of the Company, is available at http://www.biocancell.com or by calling 972-2-548-6555 or by e-mailing Avraham Hampel at avraham.hampel@biocancell.com.  Stockholders may also obtain a copy of these materials by writing to BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attention: Avraham Hampel, Secretary.

VOTING SECURITIES

Only holders of record of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company as of the close of business on  December 13, 2011  are entitled to notice of and to vote at the Special General Meeting (the “Record Date”). As of the date of this proxy, there are issued and outstanding  26,685,022  shares of Common Stock. Each outstanding share of Common Stock is entitled to one (1) vote upon all matters to be acted upon at the Special General Meeting. The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be present in person or by proxy at the Special General Meeting to constitute a quorum for the transaction of business at the Special General Meeting. Proxy ballots are received and tabulated by the Secretary of the Company.

The approval of Proposals 1, 2 and 4 will require: the majority of the votes represented at the stockholders’ meeting including (i) at least a majority of all of the votes of the stockholders who do not have a personal interest (as defined below) in the approval of the proposed transaction and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders); or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 2% of all of the voting rights in the Company.

The approval of Proposal 3 will require the affirmative vote of a majority of the shares of the Company's Common Stock outstanding as of the record date.

Under the Companies Law, each stockholder that attends the Special General Meeting in person shall, prior to exercising such stockholder’s voting rights at the Special General Meeting, advise the Company whether or not that stockholder has a personal interest (as defined below) in each of proposals 1, 2 and 4. Each stockholder that delivers a signed proxy to the Company must indicate on the proxy whether or not that stockholder has a personal interest in the approval of each of proposals 1, 2 and 4. Stockholders who do not indicate whether or not they have a personal interest in the approval of the proposals will not be eligible to vote their shares of stock as to such proposals.

Under the Companies Law, a personal interest means a personal interest of a person in an act or transaction of a company, including: (i)  a personal interest of that person’s relative (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such person's spouse or the spouse of any of the above); or (ii) a personal interest of another entity in which that person or his or her relative (as defined above) holds 5% or more of such entity’s issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest. A personal interest resulting merely from holding the Company’s shares of stock will not be deemed a personal interest.

Abstentions and broker non-votes (as defined below) are not counted as votes cast on any matter to which they relate and will have no effect on the outcome of the vote with respect to any matter. A broker non-vote occurs when a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal.

HOUSEHOLDING OF SPECIAL GENERAL MEETING MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of the proxy statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the proxy statement to any stockholder who contacts the Company’s investor relations department at 972-2-548-6555 or at the Company’s principal corporate office at Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel requesting such copies. If a stockholder is receiving multiple copies of the proxy statement at the stockholder’s household and would like to receive a single copy of the proxy statement for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement.

TABLE OF CONTENTS

Page
PROPOSAL 1: APPROVAL OF THE RENEWAL OF THE EMPLOYMENT AGREEMENT OF PROFESSOR ABRAHAM HOCHBERG AS OF DECEMBER 1, 2011	1
PROPOSAL 2: APPROVAL OF GRANT OF OPTIONS TO PURCHASE 300,000 SHARES OF COMMON STOCK OF THE COMPANY TO PROFESSOR ABRAHAM HOCHBERG	2
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE COMPANY'S AUTHORIZED STOCK CAPITAL	3
PROPOSAL 4: APPROVAL OF A PRIVATE PLACEMENT OF SHARES OF COMMON STOCK OF THE COMPANY TO CLAL BIOTECHNOLOGY INDUSTRIES LTD. AND OTHER INVESTORS	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
CORPORATE GOVERNANCE	7
COMPENSATION OF DIRECTORS	11
COMPENSATION OF EXECUTIVE OFFICERS	11
DESCRIPTION OF SECURITIES	21
FINANCIAL AND OTHER INFORMATION	21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	21
GENERAL	22
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING	23
FORM OF PROXY	24

PROPOSAL 1

APPROVAL OF RENEWAL OF EMPLOYMENT AGREEMENT OF PROFESSOR ABRAHAM HOCHBERG AS OF DECEMBER 1, 2011

On December 1, 2005, the Company entered into a three-year employment agreement with Professor Abraham Hochberg pursuant to which he serves as our Chief Scientific Officer. Under the terms of this agreement, Professor Hochberg manages our research and development activities and reports these activities to our Board of Directors. On December 3, 2008, our stockholders approved the extension of the employment agreement for a period of three years and restatement of Professor Hochberg’s salary at a fixed monthly rate of NIS 36,000 (approximately $10,000) as an interested transaction under the Companies Law with a controlling shareholder, due to Professor Hochberg’s execution of an Irreversible Voting Agreement with several of our other stockholders.  See "Compensation of Executive Officers – Professor Abraham Hochberg", “Security Ownership of Certain Beneficial Owners and Management — Voting Agreements” and “Corporate Governance — Business Combinations; Interested Transactions”.

    Under the terms of his employment agreement, Professor Hochberg, who is also a member of our Board of Directors is entitled to an annual bonus, determined at the discretion of our Chief Executive Officer, in consultation with our Board of Directors, and subject to applicable law.  In addition, Professor Hochberg receives a bonus of 7.5% of the amount of grants that we receive in which he is listed as the leading researcher in the research to be funded by such grants, and that are approved for our use by our Board of Directors, other than grants provided by the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of Israel.

In accordance with the directives of the management of the Hebrew University of Jerusalem, any royalties that we pay pursuant to our exclusive license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem ("Yissum") are allocated as follows: 40% to Professor Hochberg; 20% to Professor Hochberg's research laboratory; and 40% to Yissum and the Hebrew University of Jerusalem.

Professor Hochberg's employment agreement will expire on November 30, 2011.  The Audit Committee and the Board of Directors on October 9, 2011 considered Professor Hochberg's employment agreement with the Company and approved a further extension of that agreement until ended by the Company or by Professor Hochberg.

On July 27, 2011, the Company was informed by Professor Hochberg, Clal Biotechnology Industries, Ltd. and Tikcro Technologies, Ltd. that the First Voting Agreement and the Second Voting Agreement (as these terms are defined below) had been cancelled. However, as Professor Hochberg together with Clal Biotechnology Industries, Ltd. and Tikcro Technologies, Ltd. hold more than 25% of the Company's voting rights, they are considered to be "controlling shareholders" under the provisions of the Israeli Companies Law, 1999 for the purpose of approving related party transactions under the Companies Law. Therefore, the renewal of Professor Hochberg’s employment agreement must be approved by the Company's stockholders following the approval of the Company's audit committee and its board of directors, which have already been obtained.

At the Special General Meeting, it is proposed that the following resolution be adopted:

“RESOLVED, the renewal of Professor Abraham Hochberg's employment agreement as of December 1, 2011, as per the conditions detailed above, is hereby approved.”

The affirmative vote of the majority of the votes represented at the stockholders’ meeting in person or by proxy is necessary for the approval of the foregoing resolution; including (i) at least a majority of all of the votes of the stockholders who do not have a personal interest in the approval of the proposed transaction and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders); or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 2% of all of the voting rights in the Company.

OUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

APPROVAL OF GRANT OF OPTIONS TO PURCHASE 300,000 SHARES OF COMMON STOCK OF THE COMPANY TO PROFESSOR ABRAHAM HOCHBERG

Our Board of Directors has approved on October 9, 2011, following an approval of the audit committee and the compensation committee, the grant of options to purchase 300,000 shares of our common stock, par value $0.01 each, under our 2007 Stock Option Plan to Prof. Abraham Hochberg, our Chief Scientific Officer and a member of our Board of Directors. Pursuant to the Companies Law and regulations, any option grant to a director considered by Israeli regulations to be a controlling stockholder must be approved by the stockholders of the corporation.

At the end of each of the 16 calendar quarters following the date of the Special General Meeting, 6.25% of the options (representing 18,750 shares of Common Stock) shall become vested and exercisable. The exercise price per share shall be NIS 1.583 (approximately $0.43), being the average closing price of our shares on the TASE in the 22 trading days prior to the Board’s resolution of October 9, 2011, but no less than the closing price on that date.

 To the best of our knowledge, there are no agreements, whether in writing or oral, between the offeree and any holder of our shares concerning the acquisition or sale of our securities, or concerning the voting rights therein.

In the event that the engagement with the offeree terminates (other than as a result of a cause) or in circumstances of death or disability, the vested portion of the option shall be exercisable by the offeree (or his legal representatives/heirs in the event of death) within 12 months of the date on which one of said events occurs; however, in no event may the option be exercised after it has expired, being 10 years after the date of allocation. In the event of death, the provisions of the 2007 Stock Option Plan shall apply to the heirs. In the event that the engagement with the offeree terminates for any reason other than termination for cause (as that term is defined in our 2007 Stock Option Plan): (a) any vested Options shall remain exercisable until the earlier of a period of ninety (90) days from the date of termination or the original expiration of the term of the options as set forth in the option allocation agreement; (b) any unvested options shall expire and be terminated on the date of termination. In the event of death, the provisions of the 2007 Stock Option Plan shall apply to the heirs.

In the event that the termination of the engagement be for cause, the vested portion of the option may be exercised by the offeree within 30 days of the date on which the engagement terminated, but, in any event, not following expiration of the option.

 At the Special General Meeting, it is proposed that the following resolution be adopted:

“RESOLVED, the grant of options to purchase 300,000 shares of Common Stock of the Company to Prof. Abraham Hochberg, as per the vesting schedule and the other conditions detailed above, is hereby approved.”

The affirmative vote of the majority of the votes represented at the stockholders’ meeting in person or by proxy is necessary for the approval of the foregoing resolution; including (i) at least a majority of all of the votes of the stockholders who do not have a personal interest in the approval of the proposed transaction and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders); or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 2% of all of the voting rights in the Company.

OUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE COMPANY'S AUTHORIZED STOCK CAPITAL

The Company's Board of Directors has recommended that the Company’s stockholders shall approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the Company authorized stock by 85,000,000 shares of Common Stock having a par value of $0.01 per share. An increase of the Company's authorized stock is needed in order to comply with the issuance of the shares of Common Stock of the Company pursuant to the Private Placement as defined below in Proposal 4. Beyond what will be required for the Private Placement, and the proposed options allocation described in Proposal 2, we have no current plans, agreements, understandings, etc.  for allocating the remaining authorized stock.

The Company's current authorized stock capital is 65,000,000 shares of Common Stock, having a par value of $0.01 per share. As a result of the said resolution, the Company authorized stock shall amount to 150,000,000 shares of Common Stock having a par value of $0.01 per share.

Our Board of Directors believes that this amendment is essential for the successful completion of the Private Placement as defined below in Proposal 4 (including the issuing of shares and reservation of additional shares pursuant to anti-dilution undertakings described therein), as well as for additional fundraising in the foreseeable future (as funds raised in the Private Placement are not expected to provide us with sufficient capital until we commence generating revenue).

As of November 7, 2011, our fully diluted share capital is 51,161,003 shares of Common Stock, comprised of 26,685,022 shares issued and outstanding, and an additional 24,475,981 shares underlying convertible bonds, warrants and options issued to the public, private investors, underwriters, consultants, directors and employees (not including the options grant contemplated in Proposal 2 above).

At the Special General Meeting, it is proposed that the following resolution be adopted:

“RESOLVED, the amendment of Article IV of the Amended and Restated Certificate of Incorporation of the Company to increase the Company's authorized stock to the amount of 150,000,000 shares of Common Stock, is hereby approved.”

FURTHER RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation of the Company shall be amended and replaced in its entirety as follows:

"Article IV

Section 4.1 Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares of Common Stock. All such shares are to be of the par value of $0.01 per share"

The affirmative vote of a majority of the shares of the Company's common stock outstanding as of the record date is necessary for the approval of the foregoing resolution.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

APPROVAL OF A PRIVATE PLACEMENT OF SHARES OF COMMON STOCK OF THE COMPANY TO CLAL BIOTECHNOLOGY INDUSTRIES LTD. AND OTHER INVESTORS

On December 4 , 2011, per the recommendation of the audit committee of the Board of Directors of the Company (the "Board of Directors"), the Board of Directors resolved to accept commitments received from Clal Biotechnology Industries Ltd. ("CBI") and other investors (collectively, the "Investors") to participate in a private placement of shares of Common Stock of the Company, subject to the approval of the Company's stockholders. As proposed, the Investors will purchase an aggregate of  11,144,400  shares of Common Stock of the Company for a price per share of NIS 1. 00 (approximately $0. 27 ), which is approximately 2 0% lower than the closing price of the Company's share on the Tel Aviv Stock Exchange Ltd. (the "TASE") on the date of the aforementioned resolution, and a total consideration of approximately $3 million (NIS 11.14 million)  (the "Private Placement").

The aggregate number of shares of Common Stock of the Company to be issued pursuant to the Private Placement is  47.38 % of the Company's issued and outstanding stock immediately prior to the Private Placement. Such number of shares includes a total of  11,144,400  shares of Common Stock to be issued to the Investors as part of the Private Placement, and  1,497,930  shares of Common Stock to be issued to CBI, Tikcro Technologies Ltd. and the Provident Fund of the Employees of the Hebrew University of Jerusalem Ltd. (the "2008 Investors") pursuant to contractual anti-dilution undertakings of the Company in the private investment consummated in July 2008. In addition, pursuant to such undertakings, the conversion price of the convertible promissory notes held by these 2008 Investors will be adjusted to be the price per share in the Private Placement; therefore the Company will reserve a total of  8,439,440 additional shares of Common Stock underlying these convertible notes. Also, pursuant to such undertakings, the exercise price of 6,280,783 warrants held by these 2008 Investors will be adjusted to be the price per share in the Private Placement.

Clal Finance Batucha Investment Management Ltd. ("Clal Batucha") will serve as the coordinator of the Private Placement and will open a bank account in Clal Batucha's name to hold the consideration of the Private Placement in escrow ("Escrow Account"). The Investors have undertaken to transfer the consideration of the Private Placement no later than  15  days prior to the date of the Special General Meeting.

Clal Finance Underwriting Ltd. (“CFU”) will serve as the placement agent of the Private Placement, and will be responsible for finding investors to participate in the Private Placement. The Company will pay CFU  7 % of funds raised in the Private Placement, except for funds received from Clal Biotechnology Industries, Ltd. and the Provident Fund of the Employees of the Hebrew University of Jerusalem, Israel, Ltd., both existing stockholders who have expressed interest in participating in the Private Placement.

On July 27, 2011, the Company was informed by Professor Hochberg, Clal Biotechnology Industries, Ltd. and Tikcro Technologies, Ltd. that the First Voting Agreement and the Second Voting Agreement (as these terms are defined below) had been cancelled. However, as Professor Hochberg together with Clal Biotechnology Industries, Ltd. and Tikcro Technologies, Ltd. hold more than 25% of the Company's voting rights, they are considered to be "controlling shareholders" under the provisions of the Israeli Companies Law, 1999 for the purpose of approving related party transaction. Therefore, the Private Placement must be approved by the Company's stockholders following the approval of the Company's audit committee and its board of directors, which have already been obtained.

At the Meeting, the stockholders will be asked, for purposes of Section 328 of the Israeli Companies Law, to approve the issuance and sale of the shares as a private placement intended to vest in CBI 25% or more of the voting power of the Company, thereby becoming a holder of a “control block” pursuant to, and within the meaning of, the Israeli Companies Law. Such approval would waive the requirement of said Section 328 that a purchase of a control block (if no other stockholder holds 25% or more of the voting rights of the Company) be done by a way of a special tender offer under the Israeli Companies Law (pursuant to which CBI would have been required to commence a tender offer to purchase at least 5% of the voting rights in the Company).

At the Special General Meeting, it is proposed that the following resolution be adopted:

“RESOLVED, that the Private Placement of shares of Common Stock of the Company to the Investors including CBI, which may be considered a "controlling shareholder" under the provisions of the Israeli Companies Law, 1999, is hereby approved.”

The affirmative vote of the majority of the votes represented at the stockholders’ meeting in person or by proxy is necessary for the approval of the foregoing resolution; including (i) at least a majority of all of the votes of the stockholders who do not have a personal interest in the approval of the proposed transaction and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders); or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 2% of all of the voting rights in the Company.

The approval of Proposal 4 is subject to the approval by the Company’s stockholders of Proposal 3 (amendment to the Company's Amended and Restated Certificate of Incorporation increasing the Company's authorized stock capital) , if it will not be possible to complete the Private Placement using the current authorized stock capital .

OUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this proxy, information regarding the beneficial ownership of our common stock by (i) each person who is known to us to be the owner of more than five percent of our common stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all directors and executive officers as a group. For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares that such person has the right to acquire within 60 days of the date of this Proxy Statement. Unless otherwise indicated, the address of each of the persons listed in this table is as follows: Beck Science Center, 8 Hartom St, Jerusalem 97775 Israel. Information in this Section is based on information provided to us by the individuals and entities listed below and on beneficial ownership reports filed with the SEC.

Name and Address of Beneficial Owner	Total Number of Shares of Common Stock Beneficially Owned (1)	Percentage Ownership of Common Stock (1)
Five percent or more beneficial owners:
Clal Biotechnology Industries, Ltd. 45th Floor, 3 Azrieli Center, Tel Aviv 67023 Israel (2)	7,986,018	2 6 . 8 1%
Tikcro Technologies, Ltd. 126 Yigal Allon St, Tel Aviv 67443 Israel (3)	8,627,318	25.04%
Directors and named executive officers:
Uri Danon (4)	439,500	1.62%
Jonathan Burgin (5)	41,250	*
Ruben Krupik	-	-
Abraham Hochberg (6)	2,283,754	8.51%
Aviv Boim (5)	20,000	*
Ofer Goldberg	-	-
Hanoch Rappaport (7)	37,796	*
David Schlachet (5)	20,000	*
Aharon Schwartz	-	-
Orly Yarkoni (5)	20,000	*
All directors and officers as a group ( 10 persons) (8)	2,862,300	10.48%
* Less than 1%.

(1)
Assumes the full exercise of all options and warrants held by the holder that are exercisable within 60 days of the date of this proxy statement. Percent of class based on 26,685,022 shares of our common stock outstanding as of the date of this proxy statement.

(2)
Consists of 3,834,445 shares of our common stock, 3,106,517 shares of our common stock underlying convertible debentures and warrants which are convertible or exercisable within 60 days of the date of this proxy statement held by CBI and 1,045,056 shares of our common stock and shares of our common stock underlying warrants which are exercisable within 60 days of the date of this proxy statement held by Clal Finance Ltd. for members of the public or its own account. Clal Finance Ltd. is an indirect subsidiary of IDB Development Ltd., of which CBI is an indirect subsidiary. The amount of shares does not include 179,052 shares of our common stock held for members of the public by Epsilon Mutual Funds (1991) Ltd., an indirect subsidiary of IDB Development Ltd., as CBI has disclaimed beneficial ownership of these shares in a Schedule 13G statement filed with the Securities and Exchange Commission (on September 13, 2010. The amount of shares underlying the convertible debenture may vary following the date of this proxy statement upon the consummation of certain M&A events as set forth in the convertible debenture, or as a result of certain anti-dilution adjustments provided for under the convertible debenture.

(3)
Consists of 861,027 shares of our common stock and 7,766,291 shares of our common stock underlying convertible debentures and warrants which are convertible or exercisable within 60 days of the date of this proxy statement. The amount of shares underlying the convertible debenture may vary following the date of this proxy statement upon the consummation of certain M&A events as set forth in the convertible debenture, or as a result of certain anti-dilution adjustments provided for under the convertible debenture.

(4)	Consists of 71,375 shares of our common stock and 368,125 shares of our common stock underlying options that are exercisable within 60 days of the date of this proxy statement.

(5)	Consists of shares of our common stock underlying options that are exercisable within 60 days of the date of this proxy statement.
(6)	Consists of 2,141,254 shares of our common stock and 142,500 shares of our common stock underlying options that are exercisable within 60 days of the date of this proxy statement.
(7)	Consists of 17,796 shares of our common stock and 20,000 shares of our common stock underlying options owned by Mr. Rappaport that are exercisable within 60 days of the date of this proxy statement.
(8)
Includes 631,875 shares of our common stock underlying convertible debentures, warrants and options which are convertible or exercisable within 60 days of the date of this proxy statement. The amount of shares underlying the convertible debenture may vary following the date of this proxy statement upon the consummation of certain M&A events as set forth in the convertible debenture, or as a result of certain anti-dilution adjustments provided for under the convertible debenture.

Voting Agreements

On July 30, 2008, in connection with the closing of the private placement of our securities pursuant to Subscription and Registration Rights Agreements with CBI, Tikcro and the Provident Fund of the Employees of the Hebrew University of Jerusalem Ltd., CBI, Tikcro, Professor Abraham Hochberg, and Mr. Avi Barak, entered into an irrevocable voting agreement (the "First Voting Agreement").

Pursuant to the First Voting Agreement, the parties agreed, subject to applicable law, to vote or cause to be voted all shares of our common stock or other voting securities directly or indirectly owned by it or him at any general meeting of our stockholders at which members of our Board of Directors are to be elected in favor of the election of one nominee recommended by each of CBI, Tikcro and Professor Hochberg. The parties further agreed not to vote to terminate the membership of any such nominee on our Board of Directors without the prior written consent of the applicable nominating party.

The right to nominate a director under the First Voting Agreement was in effect as long as a party held at least 7% of the outstanding shares of the Company (including convertible bonds, on an as-converted basis, but excluding warrants).

The Israel Securities Authority regarded the parties to the First Voting Agreement as mutual holders of a “control block” pursuant to the Companies Law because these parties collectively held 25% or more of the voting rights of our stockholders (and no other stockholder held more than 50% of the voting rights). As a result, a transaction between us and any of the parties to the Irrevocable Voting Agreement was regarded as an interested transaction under the Companies Law. For more information on the treatment of interested transactions under the Israeli Companies Law, see “Corporate Governance — Business Combinations; Interested Transactions” below.

On November 22, 2009, CBI, Professor Abraham Hochberg and Mr. Avi Barak notified the Company that they had signed a voting agreement (the “Second Voting Agreement”), according to which each party (Professor Hochberg and Mr. Barak are together considered one party) was required to vote at general meetings for the election of two directors designated by the other party (i.e., two directors designated by CBI and two directors designated by Professor Abraham Hochberg and Mr. Avi Barak acting together).  According to the terms of the Second Voting Agreement, the parties’ undertakings under the Second Voting Agreement and the First Voting Agreement applied solely with respect to the appointment of two representatives by each of CBI and Professor Abraham Hochberg and Mr. Avi Barak acting together, and except for the parties' obligations under the First Voting Agreement, there was no additional obligation or undertaking by each party with respect to its vote regarding the appointment of the remaining members of the Board of Directors, and each party could vote on such nomination according to each party’s sole discretion and subject to applicable law.

 The parties further agreed not to vote to terminate the membership of any such nominee on our Board of Directors without the prior written consent of the applicable nominating party. In the event that the service of a nominee as director terminates, the parties undertook to act to convene a general meeting, and to vote for the appointment of a candidate for the position of director nominated by the party that previously nominated the director whose service terminated.

The right to nominate directors under the Second Voting Agreement was in effect as long as a party held at least 7% of the outstanding shares of the Company (including convertible bonds, on an as-converted basis, but excluding warrants). The parties to the Second Voting Agreement also agreed to vote against any resolution increasing the number of directors on the Board beyond nine. The Company was not a party to either voting agreement. Pursuant to the terms of the Second Voting Agreement, such agreement was scheduled to be terminated on July 30, 2012.

On July 27, 2011, we were notified that both the First Voting Agreement and Second Voting Agreement had been canceled by the parties thereto.

CORPORATE GOVERNANCE

Our Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its stockholders. To that end, the Board of Directors has adopted  corporate governance policies and practices in accordance with SEC rules, including the requirements of the Sarbanes-Oxley Act of 2002. Our Board of Directors and management intend to periodically review and update, as appropriate.

In addition, as a result of the listing of our securities on the TASE, we are subject to certain provisions of the Israeli Securities Law — 1968. Pursuant to Section 39A of the Israeli Securities Law, rules and regulations of the Companies Law listed in the Fourth Schedule apply to issuers incorporated in jurisdictions outside Israel which offer securities to the public in Israel. Under Articles V, VI, VII, VIII, IX, XI and XII of our Amended and Restated Certificate of Incorporation, we are subject to such provisions of the Companies Law and the Israeli Securities Regulations to the extent permitted by Delaware law.

Business Combinations; Interested Transactions

Pursuant to Sections 270(4) and 275 through 282 of the Companies Law, and in accordance with Section 6.4 of our Amended and Restated Certificate of Incorporation, we may not enter into an “interested transaction” unless the transaction is approved by the following in the following order: (i) the audit committee of our Board of Directors, (ii) our Board of Directors; and (iii) the meeting of stockholders, on condition that one of the following applies: (A) the majority of the votes at the meeting of stockholders includes at least a majority of all of the votes of stockholders who do not have a personal interest in the approval of the transaction and who are participating in the vote (abstentions shall not be included in the total of the votes of such stockholders), or (B) the total of opposing votes from among such stockholders does not exceed 2% of all the voting rights in the corporation. For purposes of this provision, a personal interest means a personal interest of a person in an act or transaction of a corporation, including: (i)  a personal interest of that person’s relative (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such person's spouse or the spouse of any of the above); or (ii) a personal interest of another entity in which that person or his or her relative (as defined above) holds 5% or more of such entity’s issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest. A personal interest resulting merely from holding the Company’s shares of stock will not be deemed a personal interest.

The term “interested transaction” means an extraordinary transaction of a public company with its controlling stockholder (as defined in Sections 1 and 268 of the Companies Law), or an extraordinary transaction of a public company with another person in whom the holder of control has a personal interest, including a private offering in which the holder of control has a personal interest and also a contract of a public company with its holder of control or such holder’s relative, if he also is an officer of the corporation, with respect to his service and employment conditions, and if he is an employee of the corporation but is not an officer, then with respect to his employment by the corporation.

In addition, certain procedures must be followed by any stockholder voting on an interested transaction, or who has a personal interest in the interested transaction, and by any director who has a personal interest in the interested transaction.

We are governed by the Israeli Securities Regulations (Transactions between a Company and its Controlling Shareholder) — 2001 to the full extent permitted by Delaware law. The Israeli Securities Regulations generally govern transactions between a company and a controlling stockholder and the stockholders’ meetings convened for the purpose of approving a transaction with a controlling stockholder. For purposes of these provisions, the term “controlling stockholder” is defined in the Companies Law. The regulations require that the company give notice to the stockholders of a transaction with a controlling stockholder and that the company provide a transaction report containing all relevant details of the transaction. The regulations govern the contents of the notice and the transaction report and provide that the Israel Securities Authority may deliver a directive to the company requesting that the company amend the transaction report.

In connection with the closing of a private placement of our securities in July 2008, certain of our stockholders entered into an Irrevocable Voting Agreement regarding the election of certain of our directors. Because these parties collectively hold 25% or more of the voting rights of our stockholders (and no other stockholder holds more than 50% of the voting rights), the Israeli Securities Authority regards these parties to have formed a control block under the Israeli Securities Regulations, and as a result an exceptional transaction between us and any of these parties would be regarded as an interested transaction. For more information regarding the Irrevocable Voting Agreement, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Voting Agreements”.

Meetings of Stockholders

Pursuant to Sections 87 and 89 of the Companies Law and Article V of our Amended and Restated Certificate of Incorporation, we must comply with certain requirements regarding meetings of our stockholders. A notice of any annual or special meeting of our stockholders must be accompanied by a form of proxy card setting forth the resolutions to be presented by our Board of Directors for a vote at such meeting. In addition, the Companies Law provides that stockholders in a public company may vote at a stockholders’ meeting by means of a voting paper in which the stockholder indicates how he votes on resolutions relating to: (i) the appointment and removal of directors; (ii) approval of acts or transactions requiring the approval of the general meeting pursuant to Sections 255 and 268 through 275 of the Companies Law; (iii) approval of a merger pursuant to Section 320 of the Companies Law; (iv) any other matter with respect to which the company’s charter provides that decisions of the general meeting also may be passed by means of a voting paper; and (v) other matters prescribed by the Israeli Minister of Justice pursuant to Section 89 of the Companies Law.

Pursuant to Section 88 of the Companies Law which we have adopted in Article V of our Amended and Restated Certificate of Incorporation, the Board of Directors and any person at the request of whom the Board of Directors convenes a stockholders meeting, may approach the stockholders in writing through the Company, in order to convince them to vote in a certain manner on the resolutions set forth in clauses (i) to (v) above. The Company is then required to send the position notification to its stockholders. If the agenda of a stockholders meeting includes any of the resolutions set forth in clauses (i) to (v) above, a stockholder may approach the Company and request to send a position notification on his behalf to the other stockholders. The distribution of such position notifications is subject to certain technical requirements set forth in regulations enacted by virtue of Section 89 of the Companies Law.

Pursuant to Section 2.4 of our Second Amended and Restated Bylaws, each notice of a stockholders meeting shall be given, personally or by mail, not fewer than the minimum number of days required for public companies under the Companies Law and all regulations provided thereunder, provided that such number of days is not less than the minimum number of days required under Delaware law.

Each beneficial stockholder whose shares are held by a bank or a member of the TASE and are registered on the books of the company shall be permitted to participate at the meeting and to vote such stock by proxy.

Communications with Board of Directors

Any interested party desiring to communicate with the Board of Directors or with any director regarding the Company may write to the Board of Directors or the director, c/o Avraham Hampel, Office of the Secretary, BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel. The Office of the Secretary will forward all such communications to the director(s). Interested parties may also submit an email by filling out the email form on the Company’s website at www.biocancell.com.

Stockholders’ Rights to Examine Books and Records

Pursuant to Sections 184 and 185 of the Companies Law, our stockholders have the right, upon written request, to receive copies of the minutes of meetings of stockholders, our stock ledger, copies of our governing documents, and a list of our stockholders. Stockholders also have the right, upon written request setting forth the purpose thereof, to receive copies of any document relating to any act or transaction requiring the consent of stockholders pursuant to Sections 255 and 268 through 275 of the Companies Law. We may refuse a stockholder’s request if we, acting through our Board of Directors, believe that such demand was not made in good faith or that the requested documents include a commercial secret or patent or that the disclosure would otherwise have an adverse effect on the corporation.

Compromises and Arrangements with Creditors and Stockholders

Pursuant to Article XI of our Amended and Restated Certificate of Incorporation, whenever a compromise or arrangement is proposed between a company and its creditors or any class of them and/or between the company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of the company or of any creditor or stockholder, or on the application of any receiver or receivers appointed for the company under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the company under the provision of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, as the case may be, agree to any compromise or arrangement and to any reorganization of the company as a consequence of such compromise or arrangement, such compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all creditors or class of creditors, or on all of the stockholders or class of stockholders and on the company.

Corporate Action without a Stockholder Meeting

Under Section 4.2 of our Amended and Restated Certificate of Incorporation, if our stockholders take action by written consent, we will be required to give prompt notice of such action to any stockholder who did not execute such written consent.

 Special Tender Offers; Forced Sale of Shares

Sections 328 through 340 and Section 342A of the Companies Law related to special tender offers and forced sales of shares are applicable to us and are addressed in Article IX of our Amended and Restated Certificate of Incorporation. Such sections provide that, in a public company, no purchase shall be affected as a result of which a person shall become a holder of a control block (25% of the voting rights of the company), if there is no such current holder in the company, and no purchase shall be effected as a result of which the purchaser’s holding shall increase above 45% of the voting rights of the company, if there is no other person currently holding more than 45% of the voting rights in the company, other than by way of a special tender offer in accordance with the Companies Law.

Notwithstanding the foregoing, Section 328(b) of the Companies Law provides that such a transaction in which a control block is acquired may be effected if approved by a general meeting of stockholders as a transaction, the purpose of which is to create a control block of 25% or 45% of our voting rights, as applicable.

Where a special tender offer has been made, our Board of Directors must give its opinion to the offerees regarding the advisability of the special tender offer and must disclose all personal interests of each of the directors in such tender offer. Our Board of Directors need not give such an opinion, though, if it is unable to do so, provided that it gives notice of its reasons for not so doing. A special tender offer must be made to all offerees, and the offer may only be accepted by a majority of the votes of those offerees who gave notice of their position with respect to the offer. The votes of a holder of a controlling interest in the offeror, a holder of a control block in us or any person acting on their or on the offeror’s behalf, as well as any person who has a personal interest in the tender offer, shall not be taken into account. Where a special purchase offer has been accepted, offerees who have not given notice of their position in respect of the tender offer, or who have objected to it, may consent to the offer, no more than four days after the last day for accepting the tender offer, and they shall be considered to have consented to the offer from the outset.

An officer in a target company may negotiate with an offeror for the improvement of the conditions of his offer, and may negotiate with other in order to obtain a counter offer. An officer in a target company who commits an act, other than negotiations as aforesaid, the purpose of which is to forestall an existing or anticipated special tender offer, or to harm the chances of its being accepted, shall be liable to the offeror and the offerees for any damage resulting from his acts, unless he acted in good faith and had reasonable grounds for presuming that the act done by him was for the good of the corporation.

A special tender offer may not be accepted unless shares conferring at least 5% of the voting rights in the company have been purchased.

Shares purchased in a special tender offer in contravention of these requirements of the Companies Law will not confer any right and will be “dormant” shares as defined in the Companies Law as long as the shares are owned by the purchaser.

Where a special tender offer has been accepted, the offeror, or any person controlling the offeror at the time of the offering, and any company controlled by them, shall not for a period of one year following the date of the tender offer, make another tender offer for the purchase of shares, and they shall not effect a merger of the company unless they undertook to do so in the special tender offer.

A person may not purchase shares of a public company or obtain voting rights such that after the purchase he holds more than 90% of the shares other than by way of a tender offer for all of the shares. When a stockholder owns more than 90% of all of the shares, he shall not purchase any additional shares for so long as he continues to hold at least 90% of the shares.

Where a tender offer for all shares is accepted by the offerees in such a way that the rate of holding of the offerees who did not accept the offer is less than 5% of the issued shares and more than half of the offerees who have no personal interest in the tender offer accepted the tender offer, all of the shares that the offeror sought to purchase shall be transferred to him. Where a tender offer for all shares is not accepted, the offeror shall not purchase shares from any offerees who have accepted the offer that will confer on him a holding of more than 90% of all of the outstanding shares.

Upon application of an offeree submitted no later than three months after the date of receipt of the tender offer for all shares, a court may rule that the consideration paid for shares in the tender offer was less than their fair value and that fair value should be paid.

Class and Derivative Action

We are subject to Sections 194 through 218 of the Companies Law. These provisions relate to class and derivative actions. Any of our stockholders or directors, which we referred to as a “Plaintiff”, may file a derivative action if the conditions set forth in the above provisions have been met. Any person wishing to file a derivative action shall address the corporation in writing, demanding that it exhaust its right by instituting an action, which we referred to as a “Demand.” The Demand must be addressed to the Chairman of the Board of Directors and must set out in detail the facts giving rise to the cause of action and the reasons for its submission. We may proceed in one of the following ways upon receipt of a Demand: (i) take any action or pass any resolution resulting in the dropping of the cause of action; (ii) reject the Demand for reasons specified in its resolution; (iii) resolve to file a suit. We must inform the Plaintiff of the way in which we elect to proceed. A Plaintiff may file a derivative action with the approval of the court, if one of the following applies: (i) the action taken or the resolution made, did not, in the Plaintiff’s opinion, bring about the dropping of the cause of action; (ii) we rejected the Demand; (iii) we gave notice to the Plaintiff that it has resolved to file a suit, but no suit was filed within seventy five days of the date of such notice; or (iv) we did not respond to the Demand in accordance with Section 196 of the Companies Law. A derivative action requires the approval of the court, which shall approve it if convinced that the claim, and the conduct thereof, are prima facie in the best interests of the corporation, and that the Plaintiff is not acting with lack of good faith. A Plaintiff may not withdraw a derivative action, and may not enter into an arrangement or settlement with the defendant, other than with the consent of the court. The application for such consent shall specify all details of the arrangement or settlement, including any payment offered to the Plaintiff.

The Israeli Class Action Law provides that a person having a cause of action with respect to a security may, subject to the terms and conditions set forth in the foregoing act, and with the consent of the relevant court, sue on behalf of a group all of whose members have a cause of action that has materially similar factual and legal grounds.

COMPENSATION OF DIRECTORS

Members of our Board of Directors who are external directors (as defined in our Amended and Restated Certificate of Incorporation) receive the fixed compensation established under Israeli regulations for directors not designated by our Board as experts, NIS 31,700 (approximately $8,685) per annum, plus NIS 2,120 (approximately $590) per meeting (60% of such amount for participation via teleconference, and 50% of such amount for approving a written resolution).

Non-employee Members of our Board of Directors who are not external directors, and who have agreed to do so, receive compensation of NIS 1,800 (approximately $500) per meeting. No other directors receive any compensation for their service on our Board of Directors.

The following table sets forth information regarding the compensation paid to each of our directors and past directors who were not our employees during the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)	Total ($)
Doron Nevo	$24,335	—	$130,910	—	—	—	$155,245
Orly Yarkoni	17,896	—	21,491	—	—	—	39,387
David Schlachet	17,267	—	21,491	—	—	—	39,758
Hanoch Rappaport	6,002	—	—	—	—	—	6,002
Aviv Boim	$6,012	—	$15,631	—	—	—	$21,643

COMPENSATION OF EXECUTIVE OFFICERS

Our Compensation Committee evaluates and sets the compensation policies and procedures for our executive officers. Except as provided for in the employment agreements described below, annual reviews generally determine future salary and bonus amounts for our executive officers, as a part of the Company’s compensation procedures.

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid during the 2010 and 2009 fiscal years to our Chief Executive Officer and to our executive officers other than our CEO whose annual salary and bonuses exceeded $100,000 for the applicable years.
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($) (1)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (1)	Nonqualified Deferred Compensation Earnings ($) (1)	All Other Compensation ($) (1)		Total ($) (1)
Uri Danon Chief Executive Officer	2010	$157,237	$—	$—	$—		$—	$—	$62,244	(3)	$219,481
	2009	21,209	—	—	229,713	(2)	—	—	8,508	(3)	259,431
Abraham Hochberg (4) Chief Scientific Officer and Director	2010	132,260	5,125	—	—		—	—	40,023	(5)	177,408
	2009	101,866	—	—	—		—	—	48,004	(5)	149,870
Ira Weinstein Chief Financial and Operating Officer	2010	129,363	—	—	—		—	—	46,593	(6)	175,956
	2009	98,698	2,549	—	—		—	—	50,300	(6)	151,547
Avi Barak (7) Chief Executive Officer and Director until 11/09	2009	$133,253	$—	$—	$—		$—	$—	$74,284	(8)	$207,537

(1)
All compensation received by our executive officers is paid in NIS. For the purposes of completing this table, we converted each NIS denominated amount into U.S. dollars by multiplying the NIS amount by the representative exchange rate as it was published by the Bank of Israel on each date on which the compensation was calculated, so that no single conversion rate has been used.

(2)
On September 21, 2009, our Board of Directors approved the conditions of Mr. Danon’s employment agreement which was entered into on October 18, 2009. Pursuant to the terms of Mr. Danon’s employment agreement, Mr. Danon was granted options to purchase 450,000 shares of our common stock at an exercise price of NIS 3.18 (approximately $0.86) per share, pursuant to the 2007 Stock Option Plan, of which options to purchase 80,000 shares will vest immediately, and the remainder will vest over the course of four years, with partial acceleration in return for the achievement of pre-determined performance milestones by pre-set dates.

(3)	The items described as All Other Compensation for Mr. Danon for the year ended December 31, 2010 include (i) $36,090 in expenses related to the use of a company car by Mr. Danon, and (ii) $8,121 in expenses related to the use of a company cell phone by Mr. Danon, and (iii) $18,033 in contributions to executive insurance for Mr. Danon’s benefit. The items described as All Other Compensation for Mr. Danon for the year ended December 31, 2009 include (i) $2,165 in expenses related to the use of a company car by Mr. Danon, and (ii) $6,343 in contributions to executive insurance for Mr. Danon’s benefit.

(4)	Prof. Hochberg receives compensation from us solely for his services as our Chief Scientific Officer, and not in his capacity as a member of our Board of Directors.

(5)
The items described as All Other Compensation for Prof. Hochberg for the year ended December 31, 2010 include (i) $20,325 in expenses related to the use of a company car by Prof. Hochberg, (ii) $5,381 in expenses related to the use of a company cell phone by Prof. Hochberg, and (iii) $14,317 in contributions by our Israeli subsidiary to senior employees insurance for Prof. Hochberg’s benefit. The items described as All Other Compensation for Prof. Hochberg for the year ended December 31, 2009 include (i) $20,557 in expenses related to the use of a company car by Prof. Hochberg, (ii) $3,029 in expenses related to the use of a company cell phone by Prof. Hochberg, and (iii) $24,419 in contributions by our Israeli subsidiary to senior employees insurance for Prof. Hochberg’s benefit.

(6)
The items described as All Other Compensation for Mr. Weinstein for the year ended December 31, 2010 include (i) $26,083 in expenses related to the use of a company car by Mr. Weinstein, (ii) $853 in expenses related to the use of a company cell phone by Mr. Weinstein, and (iii) $19,657 in contributions by our Israeli subsidiary to senior employees insurance for Mr. Weinstein's benefit. The items described as All Other Compensation for Mr. Weinstein for the year ended December 31, 2009 include (i) $18,340 in expenses related to the use of a company car by Mr. Weinstein, (ii) $785 in expenses related to the use of a company cell phone by Mr. Weinstein, and (iii) $31,174 in contributions by our Israeli subsidiary to senior employees insurance for Mr. Weinstein’s benefit.

(7)
Mr. Barak received compensation from us solely for his services as our Chief Executive Officer, and not in his capacity as a member of our Board of Directors. In addition to the amounts described herein, Mr. Barak, who served as our Chief Executive Officer until November 2009, and whose employment was terminated on January 30, 2010, received an additional payment of $31,208 for January 2010.

(8)
The items described as All Other Compensation for Mr. Barak for the year ended December 31, 2010 include (i) $6,095 in expenses related to the use of a company car by Mr. Barak, (ii) $545 in expenses related to the use of a company cell phone by Mr. Barak, and (iii) $1,633 in contributions to executive insurance for Mr. Barak’s benefit. The items described as All Other Compensation for Mr. Barak for the year ended December 31, 2009 include (i) $29,355 in expenses related to the use of a company car by Mr. Barak, (ii) $3,312 in expenses related to the use of a company cell phone by Mr. Barak, and (iii) $41,616 in contributions to executive insurance for Mr. Barak’s benefit.

BioCancell Therapeutics, Inc. 2004 Stock Option Plan and 2007 Stock Option Plan

General Provisions.   Our Board of Directors adopted our 2004 Stock Option Plan to allocate up to 2,024,003 shares of our common stock to our directors, employees and consultants. Our Board of Directors adopted our 2007 Stock Option Plan to allocate up to an additional 2,750,000 shares of our common stock to our directors, employees and consultants. Each plan is administered by our Board of Directors and any committee that our Board of Directors may appoint for such purpose. Our Board of Directors or its designated committee may grant options and restricted stock in addition to other compensation instruments under each of the plans. With respect to options, they may grant four types of options under either plan: Approved 102 Capital Gains Options, which are granted only to our directors and employees and qualify for capital gains tax treatments; Approved 102 Ordinary Income Options, which qualify for ordinary income tax treatment; Unapproved 102 Options; and 3(i) Options, which are non-qualified stock options which are granted mostly to our consultants. The number of shares authorized to be issued under each of the plans will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, combination or reclassification of the stock or the payment of a stock dividend with respect to the common stock or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration.

The exercise price of an option granted under our 2004 Stock Option Plan or 2007 Stock Option Plan will be determined by the Board of Directors or its designated committee at the time of the option grant.

The vesting schedule of each grant is detailed in the corresponding options allocation agreement. The committee, though, may, in its absolute discretion and on such terms and conditions as it deems appropriate, accelerate or otherwise change the time at which options granted under either plan or any portion of any such option will vest. Option grants under either plan also may contain performance goals and measures and the provisions in one option grant need not be identical to any other option grant. All options granted under either plan will expire ten years from the date of grant unless terminated earlier, provided that options granted under Section 422 of the United States Internal Revenue Code of 1986 to a stockholder that holds ten percent or more of our common stock will expire five years from the date of grant unless terminated earlier. With respect to each of the plans, our Board of Directors may reallocate to other employees, directors or consultants the unvested portion of an option that expires prior to its expiration date and the vested but unexercised and unvested portions of an option that was either cancelled or repurchased by us and any such reallocation of shares must be recycled within the plan pursuant to which such option was granted. Our Board of Directors may not reallocate the vested but unexercised portions of an option that expires upon its expiration date.

In the case of our 2004 Stock Option Plan, in the event of the disability, death or retirement of a grantee, the grantee or his legal delegates or successors, as the case may be, may only exercise that portion of the option that had vested as of the date of any such event and may exercise the vested portion within one year from the date of such event. In cases of retirement for options granted under our 2004 Stock Option Plan, if the grantee dies within one year from the date of retirement, the vested portion may be exercised by such deceased grantee’s successor within one year from the date of death so long as the option has not otherwise expired. Furthermore, for options granted under either Stock Option Plan, in the event that the grantee’s employment was terminated by us without cause (as that term is defined in the stock option plans), the grantee may exercise that portion of the option that had vested as of such date of termination and may exercise such vested portion within 90 days from such date. In the event that the grantee’s employment was terminated by us for cause or was terminated by the grantee, the grantee shall no longer have the right to exercise any option granted under our 2004 Stock Option Plan held by him irrespective of whether and to what extent his options have vested. For options granted under our 2007 Stock Option Plan, in the event that the grantee’s employment was terminated by us for cause, the grantee may exercise that portion of the option that had vested as of such date of termination and may exercise the vested portion within 30 days from such date.

Our Board of Directors or its appointed committee is entitled, at any time and from time to time, to modify the terms of either plan or to suspend or completely cancel either of the plans, and any such modification, suspension or cancellation may have retroactive effect, provided that the modification, suspension or cancellation does not adversely affect the rights of the grantees in a material way, and any such material and adverse modification, suspension or cancellation will be invalid unless it is approved by the affected grantee.

Termination of an Option.   Our Board of Directors may, from time to time, cancel all or any portion of an option granted under such plan, and our obligation with respect to options of such plan will be discharged through (i) payment to the grantee of an amount in cash equal to the excess, if any, of the fair market value of the cancelled option at the date of such cancellation over the aggregate exercise price of the option, (ii) the issuance or transfer to the grantee of common stock with a fair market value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, as determined by the committee, in its sole discretion.

Also, in the event of a merger or consolidation in which we are not the surviving entity, an acquisition of all of our capital stock or the sale of all or substantially all of our assets, we, in our sole and absolute discretion, may cancel all outstanding options granted under our 2004 Stock Option Plan that remain unexercised prior to the consummation of any such transaction, provided that we send a cancellation notice to each grantee of our 2004 Stock Option Plan at least twenty days prior to the consummation of any such transaction during which notification period each grantee may exercise his options. In cases of merger, our Board of Directors may exchange all outstanding options granted under our 2004 Stock Option Plan that remain unexercised prior to the consummation of the merger for the securities of the surviving corporation or to pay the fair market value of any such option. In the event that we do not send a cancellation notice, or in the event of any changes in our capital structure by reason of stock split, stock dividends, reorganization, issue of rights or convertible or capital stock or any corporate transaction or other events with an similar impact, we may make an equitable adjustment in the number of shares resulting from the exercise of options granted under our 2004 Stock Option Plan and/or the exercise price of such options in order to prevent significant dilution.

With respect to our 2007 Stock Option Plan, in the event of a merger or consolidation in which we are not the surviving entity, an acquisition of all of our capital stock or the sale of all or substantially all of our assets, the person acquiring us, in its sole and absolute discretion, either may convert or exchange options granted under our 2007 Stock Option Plan to options to purchase securities of such person or may cancel all outstanding options granted under our 2007 Stock Option Plan that remain unexercised prior to the consummation of any such transaction, provided that it sends a cancellation notice to each grantee of our 2007 Stock Option Plan at least twenty days prior to the consummation of any such transaction during which notification period each grantee may exercise his options. Other than transactions in which we are acquired, in the event of any changes in our capital structure by reason of stock split, stock dividends, reorganization, issue of rights or convertible or capital stock or any corporate transaction or other events with an similar impact, we may make an equitable adjustment in the number of shares resulting from the exercise of options granted under our 2007 Stock Option Plan and/or the exercise price of such options in order to prevent significant dilution.

Outstanding Grants. As of December 31, 2010, we have 478,426 options outstanding under our 2004 Stock Option Plan and 1,792,750 options outstanding under our 2007 Stock Option Plan. The options under our 2004 Stock Option Plan and 2007 Stock Option Plan are not listed for trading on the TASE.

Outstanding Equity Awards at December 31, 2010

The following are all unexercised options, unvested shares of common stock and any other awards granted under our 2004 Stock Option Plan and 2007 Stock Option Plan held by any of our named executive officers as of December 31, 2010:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised options (#) Exercisable (b)	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares of Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($) (j)
Uri Danon	275,625	174,375		$0.84	12/31/2019	-	-	-	-
Abraham Hochberg	90,000	30,000		$0.597	12/3/2018	-	-	-	-
Ira Weinstein	84,375	65,625		$0.36	12/3/2018	-	-	-	-

Employment Agreements

 Mr. Uri Danon

Generally.   On October 18, 2009, we entered into an employment agreement with Mr. Uri Danon, pursuant to which he has served as our Chief Executive Officer since November 1, 2009. Either we or Mr. Danon may terminate this agreement upon the provision of ninety days advance written notice to the other party expressing an intention to terminate the agreement. We also may terminate this agreement for cause, defined in the agreement as including the following on the part of Mr. Danon: (i) a material breach of any term of the agreement; (ii) any breach of Mr. Danon's fiduciary duties to us, including, without limitation, any material conflict of interest for the promotion of his benefit; (iii) fraud, felonious conduct or dishonesty; (iv) embezzlement of our funds; (v) any conduct which is materially injurious to us, monetary or otherwise; (vi) conviction of any felony; (vii) misconduct, gross negligence or willful misconduct in performance of duties and/or responsibilities assigned in the agreement; or (viii) refusal to perform the duties and/or responsibilities assigned in the agreement for any reason other than illness or incapacity, or disregard of any lawful resolution and/or instruction of the Board of Directors with respect to Mr. Danon's duties and/or responsibilities towards us.

Salary and Other Social Benefits.   The agreement provides Mr. Danon with a monthly salary of NIS 42,000 (approximately $11,840). His salary is subject to adjustment throughout the term of the agreement due to cost-of-living increases. We will also provide Mr. Danon with other social benefits such as a company car, a laptop computer, a cellular telephone, and pension and similar payments. We will reimburse Mr. Danon for reasonable expenses incurred by him in the course of his employment with us.

Bonuses.   Mr. Danon is entitled to receive a bonus at such time as we shall raise an aggregate amount of $10 million between January 30, 2010 and the termination of his employment with us, in any form, except for loans from financial institutions and grants under the auspices of the Israeli Ministry of Industry, Trade and Labor, such as Chief Scientist grants and bi-national funds. The amount of the bonus will be $100,000, subject to a deduction of a pro-rata portion based on  the funds raised provided by investors from which we have received funds or assets prior to January 30, 2010. Payment will be made in cash if more than $5 million in aggregate has been raised in equity offerings, or in stock options otherwise. As of December 31, 2010, we have recorded a short-term liability of $84 thousand (approximately NIS 300 thousand) in respect of this agreement, based on the probability of this event occurring in 2011.

Non-Competition, Non-Solicitation and Confidentiality.   Under the terms of his employment agreement, Mr. Danon must refrain from competing with us during the term of his employment and for one year from the date of termination of his employment with us. Further, during his employment and for one year after his employment terminates, Mr. Danon may not offer or solicit any of our or our subsidiary’s employees away from their dealings with us or our subsidiary. He also must grant us all rights in any products that he develops during the course of his employment with us. In addition, Mr. Danon must maintain the confidentiality of all proprietary information of ours that he receives through his employment with us.

Stock Option Grant.   Pursuant to the terms of Mr. Danon's employment agreement, we granted Mr. Danon options to purchase 450,000 shares of our common stock at an exercise price of NIS 3.18 (approximately $0.86) per share, pursuant to our 2007 Stock Option Plan, of which options to purchase 80,000 shares vested immediately, and the remainder are vesting over the course of four years, with partial acceleration in return for the achievement of pre-determined milestones by pre-set dates.

Professor Abraham Hochberg

Generally.   On December 1, 2005, we entered into an employment agreement with Professor Abraham Hochberg pursuant to which he serves as our Chief Scientific Officer. Under the terms of this agreement, Professor Hochberg manages our research and development activities and reports these activities to our Board of Directors. We may terminate this agreement upon the provision of six months advance written notice. Professor Hochberg may terminate this agreement upon the provision of three months notice. We also may terminate this agreement for cause, meaning any of the following: (a) a material breach of Professor Hochberg’s obligations regarding confidentiality and non-competition, as set out in the agreement; (b) conviction of any felony involving moral turpitude affecting us; (c) any material breach of his employment agreement which has not been cured by him within 15 days after his receipt of notice from us, containing a description of the breach or breaches alleged to have occurred; (d) the habitual neglect or gross failure by Professor Hochberg to adequately perform the duties of his position; (e) any act of moral turpitude or criminal action connected to his employment with us; or (f) Professor Hochberg’s refusal to comply with or his violation of lawful instructions of our CEO or Board of Directors. In addition, we may terminate this agreement in the event that Professor Hochberg is prevented from continuing his employment with us due to medical reasons for 90 consecutive days or for an aggregate of 120 days per fiscal year, but in the event of such termination, Professor Hochberg will be entitled to receive three months additional salary from us and also severance payments in accordance with the Israeli Severance Pay Law. Professor Hochberg must maintain the confidentiality of all of our proprietary information that he receives through his employment with us. On October 22, 2008 our Board of Directors approved the extension of Professor Hochberg's employment agreement for a period of three years following the termination of the initial term of three years.

Salary and Other Social Benefits.   The agreement provides Professor Hochberg with a monthly salary of $6,000, which was raised to $8,500 in July 2007 upon the approval of our stockholders. In October 2008, our Board of Directors recommended that our stockholders restate Professor Hochberg’s salary at a fixed monthly rate of NIS 36,000 (approximately $10,100). His salary is subject to adjustment throughout the terms of the agreement due to increases in the Israeli Consumer Price Index. We also provide Professor Hochberg with other social benefits such as a company car. Professor Hochberg is entitled to participate in our advanced studies fund and senior employees insurance as well as annual leave and convalescence pay and sick leave. We reimburse Professor Hochberg for reasonable expenses incurred by him in the course of his employment with us. On December 1, 2008, Professor Hochberg announced that in view of the global economic crisis, he agrees to reduce his monthly salary by 7.5% until further notice. On December 3, 2008, our stockholders approved the extension of the employment agreement and restatement of Professor Hochberg’s salary as an interested transaction under the Companies Law with a controlling stockholder, due to Professor Hochberg’s execution of an Irreversible Voting Agreement with several of our other stockholders. See “Security Ownership of Certain Beneficial Owners and Management —  Voting Agreement” and “Corporate Governance — Business Combinations; Interested Transactions”.

Bonuses.   Under the terms of his employment agreement, Professor Hochberg is entitled to an annual bonus, determined at the discretion of our Chief Executive Officer, in consultation with our Board of Directors, and subject to applicable law. Because Professor Hochberg is one of our significant stockholders, payment of this bonus is subject to the approval of our audit committee, our Board of Directors and our stockholders.

In addition, Professor Hochberg receives a bonus of 7.5% of the amount of grants that we receive in which he is listed as the leading researcher in the research to be funded by such grants, and that are approved for our use by our Board of Directors, other than grants provided by the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of Israel.

Non-Competition and Non-Solicitation.   Under the terms of the employment agreement, Professor Hochberg may not offer or solicit any of our or our subsidiary’s employees, consultants, customers, suppliers, distributors, agents or contractors away from their dealings with us or our subsidiary during his employment and for 12 months after his employment terminates. Professor Hochberg has promised to cede to us all right, title and interest to any and all intellectual property created during his course of employment with us and has undertaken not to make use of it and not to compete with us for a period of twelve months after termination of his employment with us.

Agreement Regarding Allocation of Royalties With Yissum.  In accordance with the directives of the management of the Hebrew University of Jerusalem, any royalties that we pay pursuant to our exclusive license agreement with Yissum are allocated as follows: 40% to Professor Hochberg; 20% to Professor Hochberg's research laboratory; and 40% to Yissum and the Hebrew University of Jerusalem. For more information regarding this license agreement, see “Our Business — Material Operating Agreements”.

Stock Option Grant. On October 22, 2008, our Board of Directors approved the grant of options to purchase 120,000 shares of our common stock at an exercise price of $0.597 per share. These options will vest in twelve equal quarterly portions. On December 3, 2008, the grant of these options to Professor Hochberg was approved by our stockholders as an interested transaction under the Companies Law with a controlling stockholder due to Professor Hochberg’s execution of an Irrevocable Voting Agreement with several of our stockholders and Mr. Barak, our Chief Executive Officer and a member of our Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management — Voting Agreement” and “Corporate Governance — Business Combinations, Interested Transactions.”

Jonathan Burgin
Generally. On February 21, 2011, we entered into an employment agreement with Mr. Jonathan Burgin pursuant to which he serves as our Chief Financial Officer on a full-time basis. Either we or Mr. Burgin may terminate this agreement upon the provision of 90 days advance written notice to the other party expressing an intention to terminate the agreement. We also may terminate this agreement for cause, defined in the agreement as including the following on the part of Mr. Burgin: (i) A fundamental breach of Mr. Burgin's employment agreement on his part; (ii) Performance of any act that entitles the Company legally to dismiss him without paying him any severance pay in connection with such dismissal; (iii) A breach of Mr. Burgin's duty of good faith to the Company; or (iv) Intentional gross misconduct in the performance of Mr. Burgin's obligations in a manner that causes (or is likely to cause) material harm to the Company.

Salary and Other Social Benefits.   The agreement provides Mr. Burgin with a monthly salary of NIS 37,000 (approximately $10,200), to be increased to NIS 43,000 (approximately $11,850) upon the consummation of a public offering by the Company on a U.S. stock exchange that raises at least $10 million (an "IPO Event"). We also provide Mr. Burgin with other social benefits such as a company car, a laptop computer, a cellular telephone, and pension and similar payments. We will reimburse Mr. Burgin for reasonable expenses incurred by him in the course of his employment with us. Until an IPO Event, we have committed to pay Mr. Burgin an annual bonus of up to one monthly salary, the exact size of which will be determined by the achievement of pre-determined milestones by Mr. Burgin.

Non-Competition, Non-Solicitation and Confidentiality.   Under the terms of his employment agreement, Mr. Burgin must refrain from competing with us during the term of his employment and for one year from the date of termination of his employment with us. Further, during his employment and for one year after his employment terminates, Mr. Burgin may not offer or solicit any of our or our subsidiary’s employees away from their dealings with us or our subsidiary. He also must grant us all rights in any products that he develops during the course of his employment with us. In addition, Mr. Burgin must maintain the confidentiality of all proprietary information of ours that he receives through his employment with us.

Stock Option Grant.   Pursuant to the terms of Mr. Burgin's employment agreement, we intend to grant Mr. Burgin options to purchase 300,000 shares of our common stock at an exercise price of 2.90 NIS (approximately $0.80) per share, pursuant to our 2007 Stock Option Plan, of which options to purchase 220,000 shares will vest over the course of four years, and options to purchase 80,000 additional shares will vest only upon an IPO Event.

Mr. Ira Weinstein

Generally.   On May 1, 2007, we entered into an employment agreement with Mr. Ira Weinstein, pursuant to which he served as our Chief Financial Officer and Chief Operating Officer on a full-time basis. Either side was able to terminate this agreement upon the provision of four months advance written notice to the other party expressing an intention to terminate the agreement. We were also able to terminate this agreement for cause, defined in the agreement as including the following on the part of Mr. Weinstein: (a) conviction of any felony involving moral turpitude affecting us; (b) action taken by Mr. Weinstein intentionally to harm us; (c) embezzlement of our funds; (d) falsification of records or reports; (e) ownership, direct or indirect, of an interest in a person or entity (other than a minority interest in a publicly traded company) in competition with our products or services; (f) any breach of Mr. Weinstein’s fiduciary duties or duties of care to us (except for conduct taken in good faith) which, to the extent such breach is curable, has not been cured by him within 15 days after his receipt of notice containing a description of the breach or breaches alleged to have occurred; (g) any material breach of his employment agreement which has not been cured by him within 15 days after his receipt of notice from us, containing a description of the breach or breaches alleged to have occurred; (h) any breach by Mr. Weinstein of his proprietary information, non-competition and assignment of inventions agreement with us; and (i) any other act or omission that constitutes “cause” under the laws of any jurisdiction in which the we conduct our business and in which Mr. Weinstein is employed at the time of such act.
On February 21, 2010, Mr. Weinstein notified us that he was resigning his position, as of June 20, 2011.  We appointed Mr. Jonathan Burgin in his place.
Salary and Other Social Benefits.   The agreement provided Mr. Weinstein with a monthly salary of 32,000 NIS (approximately $9,000). His salary was subject to adjustment throughout the term of the agreement due to cost-of-living increases. We also provided Mr. Weinstein with other social benefits such as a company car, a laptop computer, and pension and similar payments. We reimbursed Mr. Weinstein for reasonable expenses incurred by him in the course of his employment with us.

Non-Competition, Non-Solicitation and Confidentiality.   Under the terms of his employment agreement, Mr. Weinstein must refrain from competing with us during the term of his employment and for one year from the date of termination of his employment with us. Further, during his employment and for one year after his employment terminates, Mr. Weinstein may not offer or solicit any of our or our subsidiary’s employees away from their dealings with us or our subsidiary. He also must grant us all rights in any products that he develops during the course of his employment with us. In addition, Mr. Weinstein must maintain the confidentiality of all proprietary information of ours that he receives through his employment with us.
Stock Option Grant.   Pursuant to the terms of Mr. Weinstein's employment agreement, we granted Mr. Weinstein options to purchase 150,000 shares of our common stock at an exercise price of 1.27 NIS (approximately $0.35) per share, pursuant to our 2007 Stock Option Plan, vesting over the course of four years.

Avi Barak

Generally. On April 4, 2006, we entered into an employment agreement with Mr. Avi Barak pursuant to which he served as our Chief Executive Officer on a full-time basis. On August 11, 2009, we received a letter from Mr. Barak announcing his intention to resign his position as CEO, effective January 30, 2010. We appointed Mr. Uri Danon as CEO in Mr. Barak’s place, as of November 1, 2009. Mr. Barak must maintain the confidentiality of all proprietary information of ours that he receives through his employment with us.

Salary and Other Social Benefits. The agreement provided Mr. Barak with a monthly salary of $12,000. His salary was subject to adjustment throughout the term of the agreement due to increases in the Israeli Consumer Price Index. We also provided Mr. Barak with other social benefits such as a company car, executive insurance, a laptop computer and a cellular telephone. Mr. Barak was entitled to participate in our advanced studies fund and senior employees insurance. We reimbursed Mr. Barak for reasonable expenses incurred by him in the course of his employment with us. On December 1, 2008, Mr. Barak announced that, in view of the global economic crisis, he agreed to reduce his monthly salary by 7.5%.

Bonuses. We committed to pay Mr. Barak a one-time bonus of one percent of funds raised by the Company between March 1, 2009 and March 1, 2012 (in any form, except for loans from banks and grants under the auspices of the Ministry of Industry, Trade and Labor, such as Chief Scientist grants and bi-national funds), provided that at least $10 million is raised and that Mr. Barak continued to hold a position with us. For the purposes of calculating the bonus, amounts provided by known, pre-existing investors (i.e., entities from which we have received funds or assets prior to March 1, 2009) would be deducted from the total amount received. In any case, the bonus was not to exceed $100,000. This criteria for the award of this bonus were not reached before Mr. Barak’s resignation took effect.

Non-Competition and Non-Solicitation.   Under the terms of his employment agreement, Mr. Barak must refrain from competing with us for one year from the date of termination of his employment with us. Further, for one year after his employment terminates, Mr. Barak may not offer or solicit any of our or our subsidiary’s employees, consultants, customers, suppliers, distributors, agents or contractors away from their dealings with us or our subsidiary. He also granted all rights in any products that he developed during the course of his employment with us to our Israeli subsidiary, BioCancell Therapeutics Israel Ltd.

Stock Option Grant.   Pursuant to the terms of Mr. Barak’s employment agreement, we granted Mr. Barak options to purchase 500,000 shares of our common stock at an exercise price of $0.01 per share. Mr. Barak exercised these options on March 28, 2007. On October 22, 2008, our Board of Directors approved the grant to Mr. Barak of options to purchase 180,000 shares of common stock pursuant to our 2007 Stock Option Plan, at an exercise price of $0.597 per share. On December 3, 2008, the grant of these options to Mr. Barak was approved by our stockholders as an interested transaction under the Companies Law with a controlling stockholder due to Mr. Barak’s execution of an Irreversible Voting Agreement with several of our stockholders and Professor Hochberg, our Chief Scientific Officer. See “Security Ownership of Certain Beneficial Owners and Management — Voting Agreement” and “Corporate Governance — Business Combinations; Interested Transactions.” Upon his resignation, the unvested option to purchase 105,000 shares of common stock previously granted to Mr. Barak was forfeited.

Tax and Accounting Considerations

The federal tax laws impose requirements in order for compensation payable to the CEO and certain executive officers to be fully deductible. The Company believes it has taken appropriate steps to maximize its income tax deduction. IRC Section 162(m) generally precludes a public corporation from deducting compensation in excess of $1,000,000 for its CEO or any of its three other highest-paid executive officers (other than the CEO or Chief Financial Officer), unless certain specific and detailed criteria are satisfied.

Annually, the Company reviews all compensation programs and payments to determine the tax impact on the Company as well as on the executive officers. In addition, the Company reviews the impact of its compensation programs in a variety of other areas, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation may not be deductible under IRC Section 162(m). The Company will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with the Company’s executive officers or other directors.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2010 regarding our equity compensation plans, our 2004 Stock Option Plan and our 2007 Stock Option Plan, under which we grant securities exercisable for shares of our common stock to employees, directors and consultants of our company and employees, directors and consultants of our present and future subsidiaries.

Plan Category	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column (a)) (c)
Equity Compensation Plans approved by securityholders	488,358	$0.19	0
Equity Compensation Plans not approved by securityholders	2,143,638	$0.69	501,362
Total	2,591,996	$0.60	501,362

Insurance for Indemnification of Directors and Officers

We currently maintain directors' and officers' liability insurance to cover liabilities that our directors and officers may incur for any action taken as a director or officer or in any other joint venture, partnership or enterprise. The insurance policy provides coverage in an amount of $5,000,000 per claim or per the aggregate loss arising from all claims for each insurance period, and an additional coverage of up to $1,000,000 for legal expenses.

This report has been provided by the Board of Directors of the Company.

Ruben Krupik
Aviv Boim
Ofer Goldberg
Abraham Hochberg
Hanoch Rappaport
David Schlachet
Orly Yarkoni

DESCRIPTION OF SECURITIES

The following description of the Company's Common Stock is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which were filed with the SEC.

The Company current capital stock consists of 65,000,000 shares of common stock, par value $0.01 per share. Our Amended and Restated Certificate of Incorporation does not currently authorize the issuance of preferred stock.

Common Stock

As of the date of this proxy statement, there are  26,685,022  shares of common stock outstanding. There are  11  record stockholders of our common stock. Our common stock is listed on the TASE, and trades under the symbol “BICL”.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. The remaining directors may fill a vacancy on our Board of Directors, if the vacancy occurred by reason of death, resignation or the creation of a new directorship. Our external directors, for the purpose of the requirements under the Israeli Companies Law, 1999, we are subject to, must be elected through satisfaction of one of the following two conditions: either (i) the majority of the votes at the stockholder meeting includes at least the majority of all of the votes by stockholders who are not controlling stockholders or their representatives, not counting abstentions, or (ii) the total number of opposing votes by the non-controlling stockholders does not exceed 2% of all the voting rights.

Dividends may be declared by our Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of capital stock. The directors may set apart a reserve available for dividends for any proper purpose. We have not distributed a dividend since the time of our incorporation and we have not established a policy of dividend distribution.

FINANCIAL AND OTHER INFORMATION

The following financial and other information of the Company are incorporated by reference herein:

1)	The Company's financial statements (Item 8) in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 15, 2011.

2)
The Company's financial statements (Item 1) and Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 2) in the Quarterly Report on Form 10-Q as of, and for the period ending, September 30, 2011, filed with the SEC on November 7, 2011.

The Company’s accountant, Somekh Chaikin, a member firm of KPMG International, an independent registered public accounting firm, is expected to be present at the Special General Meeting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

GENERAL

The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting.

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph.

BioCancell Website

In addition to the information about the Company and its subsidiaries contained in this Proxy Statement, extensive information about the Company can be found on our website located at www.biocancell.com, including information about our management team, products and services and our corporate governance practices.

The corporate governance information on our website includes the Company’s Corporate Governance Guidelines, the Code of Conduct and the charters of each of the committees of the Board of Directors. These documents can be accessed at www.biocancell.com.  Printed versions of our Corporate Governance Guidelines, our Code of Conduct and the charters for our Board committees can be obtained, free of charge, by writing to the Company at: Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attn: Corporate Secretary.

This information about BioCancell’s website and its content, together with other references to the website made in this Proxy Statement, is for information only and the content of the Company’s website is not deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the Securities and Exchange Commission.

The Company will provide without charge to each person being solicited by this Proxy a copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2011, including the financial statements and the schedules thereto. All such requests should be directed to Avraham Hampel, Secretary, BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT THE NEXT ANNUAL MEETING

Stockholder Proposals.  Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2012 Annual Stockholder Meeting must be received by the Company’s Secretary at the Company’s principal executive offices at Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, no later than March 31, 2012, and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act.  It is suggested that any such proposals be submitted by certified mail, return receipt requested.

By Order of the Board of Directors

Avraham Hampel, Secretary

Dated: December 6 , 2011

FORM OF PROXY

BIOCANCELL THERAPEUTICS INC.

     Beck Science Center
8 Hartom St, Har Hotzvim
Jerusalem 97775 Israel

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Uri Danon and/or Jonathan Burgin, each separately, as Proxy, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of BioCancell Therapeutics Inc. held of record and/or beneficially by the undersigned on  December 13 , 2011, at the Special General Meeting of Stockholders to be held on  January 11 , 201 2  or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

Company Details

Company Name: BioCancell Therapeutics, Inc.

Company Address: Beck Science Center, 3rd Floor, 8 Hartom St, Jerusalem 97775, Israel.

Company Number (Company Registrar): 560025744 - Company registered under the laws of the State of Delaware.

Time and Date of Meeting:   January 11 , 201 2 at  11:00a.m. , Israel time

Type of Meeting: Special General Meeting

Date of Record:  December 13 , 2011

Stockholder Details:

Stockholder Name:

Israeli ID Number:

If stockholder does not hold an Israeli ID card:

Passport Number:

Issuing Country:

Valid Until:

If stockholder is a Company:

Company Number:

Country of Registration:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY.  PLEASE MARK YOUR VOTE IN BLACK INK AS SHOWN HERE: ☒

Vote
Agenda Item	For	Against	Abstain	Are You An Interested Party
1. Renewal of the employment agreement of Professor Abraham Hochberg as of December 1, 2011				Yes	No
2. Approval of grant of options to purchase 300,000 shares of Common Stock of the Company to Professor Abraham Hochberg				Yes	No
3. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the Company's authorized stock capital; and
4. Approval of the private placement of the Company to Clal Biotechnology Industries Ltd. and other investors				Yes	No

Validity of Proxy Card:

The proxy card of a stockholder not registered in the Company Stockholders Registry is valid provided together with proof of ownership and a power of attorney. The proxy card of a stockholder registered in the Company Stockholders Registry is valid if provided together with a facsimile of the stockholder’s ID card, passport or certificate of incorporation.

The proof of ownership, ID card, passport or certificate of incorporation (as applicable) must be presented to the Company’s Secretary according to the details provided herein up to 72 hours before the vote.

Details (where relevant):

Below are the details regarding my being an interested / controlling party for the purposes of the proposed resolution (as per Section 275 of the Companies Law):

______________                   ____________
Date                                           Signature

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.  WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH.  IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.  THE VOTE OF A STOCKHOLDER WHO DOES NOT COMPLETE ALL APPLICABLE SECTIONS OF THIS PROXY CARD, WILL NOT BE INCLUDED IN THE FINAL TALLY OF VOTES.